Exhibit 99.1

Powerfleet Reports Third Quarter 2022 Financial Results

-	Impressive Revenue Growth of 17%, Marking Fourth Consecutive Quarter of Year-Over-Year Growth

-	High Margin, Recurring and Services Revenue up 10% Year-Over-Year to $20.3 Million, Reflecting Company’s Success Driving SaaS and Software Revenue

-	Gross Profit Improves by 20% Year-Over-Year, Demonstrating Company’s Laser Focus on Improving Quality Across the Business

-	Cost Rationalization Initiatives Drive 23% Sequential Improvement in Loss from Operations, an Improvement of 68% from Q1 2022

-	Strong Nine Month 2022 Financial Results and Improved Gross Profit Reflect Company’s Focus on Generating Profitable Growth

Woodcliff Lake, NJ — November 8, 2022 — Powerfleet, Inc. (Nasdaq: PWFL), a global leader of Internet of Things (IoT) Software-as-a-Service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations, reported results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

●	Total revenue was $34.3 million, an increase of 17% year-over-year.

●	High margin, recurring and services revenue increased 10% to $20.3 million, or 59% of total revenue.

●	Product gross margin increased to 30% compared to Q2 2022, reflecting the success of the company’s initiatives to effectively manage supply chain headwinds, purchase price variance challenges and reengineering of certain products to enhance margins. Q3 2022 product gross margin increased 78% compared to Q1 2022.

●	Loss from operations improved to $(1.2) million, compared to $(1.6) million in Q2 2022 and $(2.4) million in the same year-ago period.

●	Strong liquidity position with $17.0 million in cash and cash equivalents and working capital of $36.7 million at quarter-end.

●	653,000 total subscribers on the platform at quarter-end, up from 642,000 subscribers at the end of the prior quarter.

Management Commentary

“Our transformation remains ahead of schedule,” said Steve Towe, Powerfleet CEO. “Despite the difficult market conditions, excellent execution in the third quarter enabled us to deliver 17% revenue growth, 20% gross profit growth and solid adjusted EBITDA profitability. In fact, Q3 marked the fourth consecutive quarter of year-over-year revenue growth for our company. Our rationalization initiatives are enhancing our organization’s efficiency and profitability, producing a 23% sequential improvement in loss from operations and a 68% improvement in loss from operations compared to Q1 2022. Our success in this area and the pace at which we are driving operational improvements have positioned us well to cross over to profitability on an operating basis in the first half of next year.

“We are encouraged by the speed and tangible delivery of our transformation strategy throughout 2022 and expect to deliver greater business success in 2023 and beyond. The enhanced leadership team has brought in a strong execution focus, making accelerated and consistent headway enhancing organizational efficiencies and driving our SaaS transformation. Our transformation is enabling us to refocus the company’s core go-to-market strategy, realize the benefits from fully integrating acquired companies and combining our extensive technology capabilities, all of which we believe will translate to sustainable, high-quality topline growth with expanding profitability and positive cash flow.”

Third Quarter 2022 Financial Results

Total revenue increased 17% to $34.3 million from $29.2 million in the same year-ago period.

Services revenue was $20.3 million, or 59% of total revenue, compared to $18.5 million, or 63% of total revenue, in the same year-ago period. Product revenue, which drives future services revenue, was $14.0 million, or 41% of total revenue, compared to $10.8 million, or 37% of total revenue, in the same year-ago period.

Gross profit was $17.2 million, or 50% of total revenue, compared to $14.3 million, or 49% of total revenue, in the same year-ago period. Service gross profit was $13.0 million, or 64% of total service revenue, compared to $11.7 million, or 63% of total service revenue, in the same year-ago period. Product gross profit was $4.2 million, or 30% of total product revenue, compared to $2.6 million, or 24% of total product revenue, in the same year-ago period.

Operating expenses were $18.4 million, compared to $17.8 million in the prior quarter and $16.7 million in the same year-ago period. Operating expenses included foreign currency translation loss of $922,000 for the third quarter of 2022 compared to $345,000 in the same year-ago period.

Net loss attributable to common stockholders totaled $3.5 million, or $(0.10) per basic and diluted share (based on 35.4 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $4.5 million, or $(0.13) per basic and diluted share, in the same year-ago period (based on 35.0 million weighted average shares outstanding).

Non-GAAP net income, a non-GAAP metric, totaled $1.5 million, or $0.04 per basic and $0.04 per diluted share (based on 35.4 million weighted average basic shares outstanding and 43.2 million weighted average diluted shares outstanding), compared to non-GAAP net loss of $364,000 or $(0.01) per basic and $(0.01) per diluted share (based on 35.0 million weighted average basic shares outstanding and 35.0 million weighted average diluted shares outstanding), in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about non-GAAP net income and its reconciliation to GAAP net income/loss).

Adjusted EBITDA, a non-GAAP metric, totaled $2.8 million, compared to adjusted EBITDA of $1.0 million in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $17.0 million in cash and cash equivalents. The company’s working capital position at quarter-end was $36.7 million.

Investor Conference Call

Powerfleet management will discuss these results and business outlook on a conference call today (Tuesday, November 8, 2022) at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

Powerfleet management will host the presentation, followed by a question-and-answer session.

Toll Free: (877) 524-8416

International: +1 (412) 902-1028

The conference call will be broadcast simultaneously and available for replay here and in via the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact Powerfleet’s investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Powerfleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted share and adjusted EBITDA. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of Powerfleet’s current financial performance. Specifically, Powerfleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternate to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because Powerfleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

Powerfleet, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2022	2021	2022

Net loss attributable to common stockholders	$(4,541,000)	$(3,535,000)	$(10,157,000)	$(8,994,000)
Non-controlling interest	(4,000)	1,000	(5,000)	3,000
Preferred stock dividend and accretion	1,196,000	1,235,000	3,588,000	3,647,000
Interest (income) expense, net	506,000	502,000	1,562,000	1,493,000
Other (income) expense, net	(7,000)	0	(5,000)	(1,000)
Income tax (benefit) expense	161,000	770,000	701,000	107,000
Depreciation and amortization	2,146,000	2,019,000	6,376,000	6,152,000
Stock-based compensation	927,000	1,070,000	3,120,000	3,156,000
Foreign currency translation	620,000	731,000	(11,000)	(959,000)
Impact of the fair value mark-up of acquired inventory	0	-	0	-

Adjusted EBITDA	$1,004,000	$2,793,000	$5,169,000	$4,604,000

Powerfleet, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Net Income (Loss) Financial Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2022	2021	2022

Net loss attributable to common stockholders	$(4,541,000)	$(3,535,000)	$(10,157,000)	$(8,994,000)
Preferred stock dividend and accretion	1,196,000	1,235,000	3,588,000	3,647,000
Other (income) expense, net	(7,000)	0	(5,000)	(1,000)
Intangible assets amortization expense	1,282,000	1,268,000	3,879,000	3,816,000
Stock-based compensation	927,000	1,070,000	3,120,000	3,156,000
Foreign currency translation	620,000	731,000	(11,000)	(959,000)
Non-cash portion of income tax expense	159,000	766,000	651,000	55,000
Impact of the fair value mark-up of acquired inventory	0	-	0	-
Non-GAAP net income (loss)	$(364,000)	$1,535,000	$1,065,000	$720,000

Non-GAAP net income (loss) - basic	$(0.01)	$0.04	$0.03	$0.02
Non-GAAP net income (loss) - diluted	$(0.01)	$0.04	$0.02	$0.02
Weighted average common shares outstanding - basic	35,019,000	35,406,000	34,398,000	35,375,000
Weighted average common shares outstanding - diluted	35,019,000	43,211,000	42,612,000	43,022,000

About Powerfleet

Powerfleet (NASDAQ: PWFL; TASE: PWFL) is a global leader of internet of things (IoT) software-as-a-service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations. Our data science insights and advanced modular software solutions help drive digital transformation through our customers’ and partners’ ecosystems to help save lives, time, and money. We help connect companies, enabling customers and their customers to realize more effective strategies and results. Powerfleet’s tenured and talented team is at the heart of our approach to partnership and tangible success. The company is headquartered in Woodcliff Lake, New Jersey, with our Pointer Innovation Center (PIC) in Israel and field offices around the globe. For more information, please visit www.Powerfleet.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to Powerfleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Powerfleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for Powerfleet’s products to continue to develop, the possibility that Powerfleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect Powerfleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in Powerfleet’s filings with the Securities and Exchange Commission, including Powerfleet’s annual report on Form 10-K for the year ended December 31, 2021. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Powerfleet. Unless otherwise required by applicable law, Powerfleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

Powerfleet Investor Contact

Matt Glover
Gateway Group, Inc.
PWFL@gatewayir.com

(949) 574-3860

Powerfleet Media Contact

Julia Grove

jgrove@powerfleet.com

(703) 629-5449

Powerfleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2022	2021	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$10,785,000	$14,021,000	$37,671,000	$43,231,000
Services	18,461,000	20,267,000	54,114,000	58,812,000

	29,246,000	34,288,000	91,785,000	102,043,000
Cost of revenue:
Cost of products	8,172,000	9,839,000	27,186,000	33,152,000
Cost of services	6,809,000	7,268,000	19,819,000	21,081,000

	14,981,000	17,107,000	47,005,000	54,233,000

Gross Profit	14,265,000	17,181,000	44,780,000	47,810,000

Operating expenses:
Selling, general and administrative expenses	13,959,000	16,664,000	40,988,000	47,393,000
Research and development expenses	2,735,000	1,735,000	8,259,000	6,965,000

	16,694,000	18,399,000	49,247,000	54,358,000

Loss from operations	(2,429,000)	(1,218,000)	(4,467,000)	(6,548,000)
Interest income	11,000	20,000	35,000	48,000
Interest expense	(516,000)	(522,000)	(1,597,000)	(1,541,000)
Foreign currency translation of debt	(261,000)	191,000	151,000	2,803,000
Other (expense) income, net	7,000	-	5,000	1,000

Net loss before income taxes	(3,188,000)	(1,529,000)	(5,873,000)	(5,237,000)

Income tax benefit (expense)	(161,000)	(770,000)	(701,000)	(107,000)

Net loss before non-controlling interest	(3,349,000)	(2,299,000)	(6,574,000)	(5,344,000)
Non-controlling interest	4,000	(1,000)	5,000	(3,000)

Net loss	(3,345,000)	(2,300,000)	(6,569,000)	(5,347,000)
Accretion of preferred stock	(168,000)	(168,000)	(504,000)	(504,000)
Preferred stock dividend	(1,028,000)	(1,067,000)	(3,084,000)	(3,143,000)

Net loss attributable to common stockholders	$(4,541,000)	$(3,535,000)	$(10,157,000)	$(8,994,000)

Net loss per share - basic and diluted	$(0.13)	$(0.10)	$(0.30)	$(0.25)

Weighted average common shares outstanding - basic and diluted	35,019,000	35,406,000	34,398,000	35,375,000

Powerfleet, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	As of
	December 31, 2021	September 30, 2022
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,452,000	$16,703,000
Restricted cash	308,000	309,000
Accounts receivable, net	32,094,000	33,352,000
Inventory, net	18,243,000	23,572,000
Deferred costs - current	1,762,000	1,025,000
Prepaid expenses and other current assets	9,051,000	8,868,000
Total current assets	87,910,000	83,829,000

Deferred costs - less current portion	249,000	-
Fixed assets, net	8,988,000	8,994,000
Goodwill	83,487,000	83,487,000
Intangible assets, net	26,122,000	23,312,000
Right of use asset	9,787,000	7,999,000
Severance payable fund	4,359,000	3,614,000
Deferred tax asset	4,262,000	3,740,000
Other assets	4,703,000	5,086,000
Total assets	$229,867,000	$220,061,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$6,114,000	$9,366,000
Accounts payable and accrued expenses	29,015,000	28,818,000
Deferred revenue - current	6,519,000	6,523,000
Lease liability - current	2,640,000	2,464,000
Total current liabilities	44,288,000	47,171,000

Long-term debt, less current maturities	18,110,000	11,914,000
Deferred revenue - less current portion	4,428,000	4,208,000
Lease liability - less current portion	7,368,000	5,793,000
Accrued severance payable	4,887,000	4,148,000
Deferred tax liability	5,220,000	5,182,000
Other long-term liabilities	706,000	628,000

Total liabilities	85,007,000	79,044,000

MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	52,663,000	56,309,000

STOCKHOLDERS’ EQUITY	-	-
Total Powerfleet, Inc. stockholders’ equity	92,111,000	84,640,000
Non-controlling interest	86,000	68,000
Total equity	92,197,000	84,708,000
Total liabilities and stockholders’ equity	$229,867,000	$220,061,000

Powerfleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

	Nine Months Ended September 30,
	2021	2022
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net loss	$(6,569,000)	$(5,347,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	(5,000)	3,000
Inventory reserve	122,000	177,000
Stock based compensation expense	3,380,000	3,156,000
Depreciation and amortization	6,377,000	6,152,000
Right-of-use assets, non-cash lease expense	1,839,000	2,071,000
Bad debt expense	824,000	102,000
Other non-cash items	229,000	660,000
Deferred taxes	701,000	107,000
Changes in:
Operating assets and liabilities	(8,145,000)	(8,795,000)

Net cash (used in) provided by operating activities	(1,247,000)	(1,714,000)

Cash flows from investing activities:
Proceeds from sale of property and equipment	-	-
Capital expenditures	(2,534,000)	(4,001,000)

Net cash (used in) investing activities	(2,534,000)	(4,001,000)

Cash flows from financing activities:
Net proceeds from stock offering	26,907,000	-
Payment of preferred stock dividend	(3,084,000)	-
Repayment of long-term debt	(4,040,000)	(4,279,000)
Short-term bank debt, net	94,000	3,949,000
Proceeds from exercise of stock options	170,000	-
Purchase of treasury stock upon vesting of restricted stock	(383,000)	(193,000)

Net cash (used in) provided by financing activities	19,664,000	(523,000)

Effect of foreign exchange rate changes on cash and cash equivalents	(189,000)	(3,510,000)
Net increase in cash, cash equivalents and restricted cash	15,694,000	(9,748,000)
Cash, cash equivalents and restricted cash - beginning of period	18,435,000	26,760,000

Cash, cash equivalents and restricted cash - end of period	$34,129,000	$17,012,000